SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

First Clover Leaf Financial Corp.
(Exact name of registrant as specified in its charter)

Maryland	0-50820	20-4797391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6814 Goshen Road, Edwardsville, Illinois	62025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (618) 656-6122

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On November 24, 2010, Donald Engelke resigned as a director of First Clover Leaf Financial Corp. (the “Company”) and its subsidiary, First Clover Leaf Bank (the “Bank”), and as Senior Vice President-Residential Lending of the Bank, with each resignation to be effective December 8, 2010.

(e)           On November 23, 2010, pursuant to the Employment Agreements between the Company, the Bank and Dennis Terry, President and Chief Executive Officer of the Company and the Bank, the Bank delivered to Mr. Terry notice of non-renewal of the Employment Agreements.  As a result, the Employment Agreements will expire on December 31, 2012, unless ended sooner in accordance with their terms.  However, Mr. Terry’s employment will not necessarily terminate when the agreements expire.

Item 8.01.	Other Events.

On November 23, 2010, the Board of Directors of the Company authorized an increase in the number of shares that may be repurchased pursuant to the Company’s current stock repurchase plan that was previously expanded on August 24, 2010. Under the newly expanded repurchase plan, the Company is authorized to repurchase an additional 25,000 shares. As of November 23, 2010, the Company had 1,244 remaining shares authorized for repurchase under the existing stock repurchase plan.

The authorization permits shares to be repurchased in open market or negotiated transactions, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.  The authorization will be utilized at management’s discretion, subject to the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements, and to price and other internal limitations established by the Board.

The authorization does not obligate the Company to purchase any particular number of shares. Share repurchases will be funded from available working capital, supplemented if deemed necessary or desirable with dividends from the Company’s principal subsidiary that will be subject to regulatory approval or non-objection. The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company’s liquidity requirements and alternative uses of capital.  The stock repurchase program may be carried out through open-market purchases, block trades, and in negotiated private transactions from time to time. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.  The authorization may be suspended, terminated or modified for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST CLOVER LEAF FINANCIAL CORP.

DATE: November 29, 2010	By:	/s/ Darlene F. McDonald
Darlene F. McDonald
Chief Financial Officer